AMENDMENT NO. 5
                              LEONARD'S METAL, INC.
                    1989 EMPLOYEE INCENTIVE STOCK OPTION PLAN

         WHEREAS, the Board of Directors of LMI Aerospace, Inc., formerly known as Leonard's Metal, Inc. (the "Corporation"), adopted the 1989 Employee Incentive Stock Option Plan (the "Plan") as of December 7, 1989;

         WHEREAS, the Plan was amended as of December 31, 1991, January 1, 1994, October 1, 1995 and December 18, 1996;

         WHEREAS, the Board of Directors of the Corporation, through the duly authorized officers of the Corporation, desires to amend the Plan in order to decrease the aggregate number of shares of Common Stock that may be issued under Options granted to Plan Participants (as those terms are defined in the Plan); and

         WHEREAS, pursuant to Section 8 of the Plan, the Board of Directors of the Corporation reserved the right to amend the Plan at any time, subject to approval of the Shareholders.

         NOW, THEREFORE, in the exercise of the power provided for in Section 8 of the Plan, the Corporation, through its duly authorized officers and Board of Directors, hereby amends the Plan, effective May 11, 1998, in the following respects:

         1. By changing the name of the Plan to the "LMI Aerospace, Inc. 1989 Employee Incentive Stock Option Plan", effective as of the date hereof.

         2. By deleting the first paragraph of Section 5 of the Plan (on page 2 of the Plan) and substituting in lieu thereof the following:

                  "5. Stock Subject to the Plan. The stock subject to the Option shall be shares of the Company's authorized but unissued or reacquired $0.02 par value common stock (the "Common Stock"). The aggregate number of shares that may be issued under Options hereunder shall not exceed 276,277 shares of Common Stock (such number reflecting the total number of shares of Common Stock available after all stock splits and dividends as of the date hereof). The limitations established in this Plan by the preceding sentences shall be subject to adjustment as provided in Paragraph 6 hereunder."


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         2. Except as expressly  set forth in this  Amendment No. 5 to the Plan, all other provisions of the Plan, as amended, shall remain in full force and effect.

         Adopted as of the 11th day of May 1998.

                                         LMI AEROSPACE, INC.


                                           /s/ Ronald S. Saks
                                         By:
                                             Ronald S. Saks, President


Attest:


/s/ Lawrence E. Dickinson
Secretary

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